                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                               ALDABRA CORPORATION
                         - - - - - - - - - - - - - - - -
                         PURSUANT TO SECTION 241 OF THE
                       GENERAL CORPORATION LAW OF DELAWARE
                         - - - - - - - - - - - - - - - -

         The undersigned sole director of Aldabra Corporation ("Corporation"),
DOES HEREBY CERTIFY:

     FIRST: The name of the Corporation is Aldabra Corporation.

     SECOND: The Certificate of Incorporation of the Corporation is hereby amended by deleting Article FIRST in its entirety and by substituting the following new Article FIRST in lieu thereof:

         "FIRST. The name of the corporation is Aldabra Acquisition Corporation
     (hereinafter sometimes referred to as the "Corporation")."

     THIRD: The foregoing Amendment to the Certificate of Incorporation was duly approved and adopted by written consent of the sole director of the Corporation.
The Corporation has not yet received any payment for any of its stock.

     IN WITNESS WHEREOF, the undersigned have signed this Certificate of
Amendment on this 22nd day of November, 2004.

                                             /s/ Jason Weiss
                                             ---------------------------------
                                             Jason Weiss, Sole Director